Exhibit 99.1

Company Press Release

February 6, 2019	Flowers Foods (NYSE: FLO)

FLOWERS FOODS, INC. REPORTS FOURTH QUARTER

AND FULL YEAR 2018 RESULTS

THOMASVILLE, Ga. – Flowers Foods, Inc. (NYSE: FLO), producer of Nature’s Own, Wonder, Tastykake, Dave’s Killer Bread, and other bakery foods, today reported financial results for the company’s 12-week fourth quarter and 52-week full year ended December 29, 2018.

Fiscal 2018 Summary:

Compared to the prior year where applicable

•	Sales increased 0.8% to $3.952 billion.

•	Diluted EPS increased $0.03 to $0.74.

•	Adjusted diluted EPS(1) increased $0.05 to $0.94.

•	Net income increased 4.7% to $157.2 million.

•	Adjusted net income(1) increased 5.8% to $198.1 million.

•	Adjusted EBITDA(2) decreased 8.5% to $411.5 million.

•	Adjusted EBITDA(2) margin decreased 110 basis points to 10.4% of sales.

Fourth Quarter Summary:

Compared to the prior year fourth quarter where applicable

•	Sales increased 0.8% to $880.7 million.

•	Diluted EPS decreased $0.27 to $0.10.

•	Adjusted diluted EPS(1) decreased $0.01 to $0.16.

•	Net income decreased $57.7 million to $20.8 million.

•	Adjusted net income(1) decreased 4.6% to $34.1 million.

•	Adjusted EBITDA(2) decreased 14.1% to $78.1 million.

•	Adjusted EBITDA(2) margin decreased 150 basis points to 8.9% of sales.

(1)	Adjusted for items affecting comparability. See reconciliations of non-GAAP measures in the financial statements following this release.
(2)

Earnings before Interest, Taxes, Depreciation and Amortization, adjusted for certain items affecting comparability. See reconciliations of non-GAAP measures in the financial statements following this release.

CEO’s Remarks:

“We finished 2018 with solid top-line momentum. Our brand portfolio once again achieved record market share in the fourth quarter, driven by growth from Dave’s Killer Bread, Nature’s Own, and Wonder,” said Allen Shiver, Flowers Foods president and CEO. “Despite taking pricing actions and realizing cost savings under Project Centennial, we were not immune to the inflationary pressures from commodities, transportation and other sector headwinds, which negatively impacted our results for the quarter.”

Mr. Shiver continued, “In 2019, we expect Dave’s Killer Bread, Nature’s Own, and Wonder to drive sales growth, along with the rollout of Canyon Bakehouse across our distribution network. We are continuing to urgently address inflationary pressures through revenue management and productivity initiatives. We also are accelerating key supply chain optimization initiatives intended to drive productivity and reduce fixed costs. Our financial position is strong, and we remain confident that we will be able to grow shareholder value by profitably growing differentiated brands, improving manufacturing efficiencies, and providing excellent service to the marketplace.”

For the 52-week Fiscal 2019, the Company Expects:

•	Sales in the range of approximately $4.030 billion to $4.109 billion, representing growth of approximately 2.0% to 4.0%.

•	Diluted EPS in the range of approximately $0.94 to $1.02.

The company’s outlook includes the following assumptions:

•	Canyon Bakehouse sales of approximately $70 million to $80 million.

•	Depreciation and amortization in the range of $150 million to $155 million.

•	Other pension expense is forecasted to be in the range of $2.5 million to $3.0 million.

•	Net interest expense is forecasted to be approximately $12 million.

•	An effective tax rate of approximately 24% to 25%.

•	Weighted average diluted share count for the year of approximately 212 million shares.

•	Capital expenditures for the year in the range of $110 to $120 million.

Update on Project Centennial Strategic Priorities:

The company is executing on its strategic priorities under Project Centennial and continues to implement initiatives to reinvigorate the core business, capitalize on product adjacencies, reduce costs to fuel growth, and develop leading capabilities.

Highlights of the company’s progress in 2018 include:

•	Realized continued growth from new product introductions: Nature’s Own Perfectly Crafted, a line of artisan-inspired, thick-sliced bakery breads, and Dave’s Killer Bread bagels and English muffins.

•	Acquired Canyon Bakehouse, a leading producer of gluten-free bakery foods.

•	Conducted a foundational consumer research study to inform and accelerate product innovation and engaged a leading consumer-focused advertising agency.

•	Appointed a chief operating officer to enhance execution and accountability.

•	Refined its organizational structure to better align operating functions.

•	Activated a trade promotion management system to increase promotional effectiveness, enhance price realizations, and improve profitability.

•

Realized total gross savings above the upper end of the $38-million to $48-million target, primarily through a more efficient organizational structure and reduced spending on purchased goods and services.

•	Added a high-speed bun line to a Pennsylvania bakery and closed an inefficient bakery in Vermont.

•	Implemented working capital policies that improved the cash conversion cycle and generated incremental cash flow.

Matters Affecting Comparability:

Reconciliation of Earnings per Share to Adjusted Earnings per Share

	For the 12 Weeks Ended		For the 52 Weeks Ended
	Dec. 29, 2018	Dec. 30, 2017	Dec. 29, 2018	Dec. 30, 2017
Net income per diluted common share	$0.10	$0.37	$0.74	$0.71
Gain on divestiture	—	—	—	(0.09)
Loss on inferior ingredients	NM	—	0.01	—
Restructuring and related impairment charges	0.03	0.01	0.03	0.30
Project Centennial consulting costs	NM	0.02	0.03	0.11
Impairment of assets	0.01	—	0.01	—
Legal settlements and lease terminations	NM	NM	0.08	0.02
Acquisition costs	0.02	—	0.02	—
Pension plan settlement loss	NM	NM	0.03	0.01
Multi-employer pension plan withdrawal costs	—	—	0.01	0.05
Tax reform benefit/Windfall tax benefit	—	(0.24)	(0.03)	(0.24)

Adjusted net income per diluted common share	$0.16	$0.17	$0.94	$0.89

NM - Not Meaningful

Certain amounts may not compute due to rounding.

Consolidated Fourth Quarter 2018 Summary

Compared to the prior year fourth quarter where applicable

•	Sales increased 0.8% to $880.7 million.

•	Percentage point change in sales attributed to:

•	Pricing/mix: 2.6%

•	Volume: -1.8%

•	Operating income decreased 34.9% to $30.0 million. Excluding matters affecting comparability, adjusted operating income decreased 17.7% to $46.6 million.

•	Adjusted EBITDA decreased 14.1% to $78.1 million, or 8.9% of sales, a 150-basis point decrease.

•

Materials, supplies, labor and other production costs (exclusive of depreciation and amortization) were 53.0% of sales, a 70-basis point increase. These costs were higher as a percentage of sales due to higher ingredient costs, increased outside purchases of product, and lower manufacturing efficiencies, partially offset by lower workforce-related costs.

•

Selling, distribution and administrative (SD&A) expenses were 38.5% of sales, a 20-basis point increase. Lower workforce-related costs, as a percentage of sales, were offset by higher distributor distribution fees due to a larger portion of sales being sold by independent distributors.

•	SD&A expenses were also impacted by Canyon Bakehouse acquisition costs partially offset by lower Project Centennial-related consulting costs and legal settlements.

•	Depreciation and amortization (D&A) expenses were $32.2 million, 3.7% of sales, flat when compared to the prior year quarter.

On a consolidated basis, branded retail sales increased 2.3% to $519.0 million, store branded retail sales increased 5.2% to $134.0 million, while non-retail and other sales decreased 4.7% to $227.6 million. Continued sales growth from DKB organic products, growth in our expansion markets, the contribution from Nature’s Own Perfectly Crafted breads, and more favorable price/mix drove the increase in branded retail sales. Partially offsetting the increase were volume declines in white breads, specialty breads, and sandwich buns and rolls. Store branded retail sales increased primarily due to positive price/mix and to a lesser extent increased volumes. Foodservice and vending volume declines primarily drove the decrease in non-retail and other sales, partially offset by positive price/mix.

DSD Segment Fourth Quarter Summary

Compared to the prior year fourth quarter where applicable

•	Sales increased 1.2% to $747.7 million

•	Percentage point change in sales attributed to:

•	Pricing/mix: 2.0%

•	Volume: -0.8%

•	Operating income decreased 25.2% to $41.8 million. Excluding matters affecting comparability, adjusted operating income decreased 20.4% to $48.3 million.

•	Adjusted EBITDA decreased 14.9% to $75.4 million, or 10.1% of sales, a 190-basis point decrease.

DSD Segment branded retail sales increased 2.8% to $488.0 million, store branded retail sales increased 7.2% to $110.2 million, while non-retail and other sales decreased 7.3% to $149.4 million. Positive price/mix drove the increase in branded retail sales while volume was flat. Sales of DKB products continued to increase along with Nature’s Own Perfectly Crafted breads introduced in the second quarter of fiscal 2018. Store branded retail sales increased quarter over quarter due to positive price/mix and volume growth. Significant volume declines in foodservice primarily resulted in the decrease in non-retail and other sales. Foodservice sales were impacted by the shift of certain foodservice business from the DSD Segment to the Warehouse Segment.

The decrease in DSD Segment operating income primarily resulted from higher restructuring and related impairment charges, increased product costs, increased distributor distribution fees, and increased marketing investments partially offset by lower workforce-related costs.

Warehouse Segment Fourth Quarter Summary

Compared to the prior year fourth quarter where applicable

•	Sales decreased 1.5% to $133.0 million.

•	Percentage point change in sales attributed to:

•	Pricing/mix: 3.1%

•	Volume: -4.6%

•	Operating income decreased 19.3% to $6.1 million. Excluding matters affecting comparability, adjusted operating income increased 1.6% to $7.7 million.

•	Adjusted EBITDA increased 3.2% to $12.8 million, or 9.6% of sales, a 40-basis point increase.

Warehouse Segment branded retail sales decreased 5.6% to $31.0 million, store branded retail sales decreased 3.1% to $23.8 million, while non-retail and other sales increased 0.7% to $78.2 million. Branded retail sales decreased mostly due to volume declines in branded cake and to a lesser extent in warehouse-delivered branded organic bread. Sales of store branded retail items decreased primarily due to volume decreases in store branded cake. Non-retail and other sales, which include contract manufacturing, vending and foodservice, increased primarily from the shift of certain foodservice business from the DSD Segment to the Warehouse Segment in the current year period and increased contract manufacturing sales, partially offset by declines in vending sales.

The decrease in the Warehouse Segment operating income was primarily due to higher restructuring and related impairment charges. These were offset by lower operating costs.

Unallocated Corporate Expense Fourth Quarter Summary

Note: Comparisons are to consolidated sales

•

Unallocated corporate expenses were unchanged at 2.0% of consolidated sales, including $4.5 million of acquisition costs, $3.5 million of asset impairments, and a $5.1 million decrease in Project Centennial consulting costs.

Cash Flow, Capital Allocation, and Capital Return

In the fourth quarter of fiscal 2018, cash flow from operating activities was $63.8 million, capital expenditures were $24.4 million, and dividends paid were $38.0 million. During the quarter, the company had a net increase in debt and capital lease obligations of $177.0 million, due to the acquisition of Canyon Bakehouse.

There are 6.5 million shares authorized for repurchase under the company’s current share repurchase plan. The company expects to continue to make opportunistic share repurchases from time to time under this plan.

Conference Call

Flowers Foods will hold a conference call to discuss its fourth quarter 2018 results at 8:30 a.m. (Eastern) on February 7, 2019. The call can be accessed by following the webcast link on flowersfoods.com. The call also will be archived on the company’s website.

About Flowers Foods

Headquartered in Thomasville, Ga., Flowers Foods, Inc. (NYSE: FLO) is one of the largest producers of fresh packaged bakery foods in the United States with 2018 sales of $4 billion. Flowers operates bakeries across the country that produce a wide range of bakery products. Among the company’s top brands are Nature’s Own, Wonder, Tastykake, and Dave’s Killer Bread. Learn more at www.flowersfoods.com.

Investor Contact: J.T. Rieck (229) 227-2253

Media Contact: Paul Baltzer (229) 227-2380

Forward-Looking Statements

Statements contained in this press release that are not historical facts are forward-looking statements. Forward-looking statements relate to current expectations regarding our future financial condition, performance and results of operations, planned capital expenditures, long-term objectives of management, supply and demand, pricing trends and market forces, and integration plans and expected benefits of transactions and are often identified by the use of words and phrases such as “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “predict,” “project,” “should,” “will,” “would,” “is likely to,” “is expected to” or “will continue,” or the negative of these terms or other comparable terminology. All forward-looking statements are subject to risks and uncertainties that could cause actual results to differ from those projected. Other factors that may cause actual results to differ from the forward-looking statements contained in this release and that may affect the company’s prospects in general include, but are not limited to, (a) general economic and business conditions and the competitive conditions in the baked foods industry, including promotional and price competition, (b) changes in consumer demand for our products, including changes in consumer behavior, trends and preferences, including health and whole grain trends, and the movement toward more inexpensive store-branded products, (c) the success of productivity improvements and new product introductions, (d) a significant reduction in business with any of our major customers including a reduction from adverse developments in any of our customer’s business, (e) fluctuations in commodity pricing, (f) energy and raw material costs and availability and hedging and counterparty risk, (g) our ability to fully integrate recent acquisitions into our business, (h) our ability to achieve cash flow from capital expenditures and acquisitions and the availability of new acquisitions that build shareholder value, (i) our ability to successfully implement our business strategies, including those strategies the company has initiated under Project Centennial, which may involve, among other things, the integration of recent acquisitions or the acquisition or disposition of assets at presently targeted values, the deployment of new systems and technology and an enhanced organizational structure, (j) consolidation within the baking industry and related industries, (k) disruptions in our direct-store delivery system, including litigation or an adverse ruling from a court or regulatory or government body that could affect the independent contractor classification of our independent distributors, (l) increasing legal complexity and legal proceedings that we are or may become subject to, (m) product recalls or safety concerns related to our products, and (n) the failure of our information technology systems to perform adequately, including any interruptions, intrusions or security breaches of such systems. The foregoing list of important factors does not include all such factors, nor necessarily present them in order of importance. In addition, you should consult other public disclosures made by the company, including the risk factors included in our most recently filed Annual Report on Form 10-K and Quarterly Reports on Form 10-Q filed with the Securities and Exchange Commission (“SEC”) and disclosures made in other filings with the SEC and company press releases, for other factors that may cause actual results to differ materially from those projected by the company. We caution you not to place undue reliance on forward-looking statements, as they speak only as of the date made and are inherently uncertain. The company undertakes no obligation to publicly revise or update such statements, except as required by law.

Information Regarding Non-GAAP Financial Measures

The company prepares its consolidated financial statements in accordance with U.S. Generally Accepted Accounting Principles (GAAP). However, from time to time, the company may present in its public statements, press releases and SEC filings, non-GAAP financial measures such as, EBITDA, adjusted EBITDA, adjusted EBIT, EBITDA margin, adjusted EBITDA margin, adjusted net income, adjusted operating income, adjusted operating income by segment, adjusted EBIT by segment, adjusted EPS, adjusted income tax expense, adjusted selling, distribution and administrative expenses (SD&A), gross margin excluding depreciation and amortization and the ratio of net debt to adjusted EBITDA. The reconciliations attached provide reconciliations of the non-GAAP measures used in this presentation or release to the most comparable GAAP financial measure. The company’s definitions of these non-GAAP measures may differ from similarly titled measures used by others. These non-GAAP measures should be considered supplemental to, and not a substitute for, financial information prepared in accordance with GAAP.

The company defines EBITDA as earnings from continuing operations before interest, income taxes, depreciation, amortization and income attributable to non-controlling interest. The company believes that EBITDA is a useful tool for managing the operations of its business and is an indicator of the company’s ability to incur and service indebtedness and generate free cash flow. EBITDA is used as the primary performance measure in the company’s 2014 Omnibus Equity and Incentive Compensation Plan. Furthermore, pursuant to the terms of our credit facility, EBITDA is used to determine the company’s compliance with certain financial covenants. The company also believes that EBITDA measures are commonly reported and widely used by investors and other interested parties as measures of a company’s operating performance and debt servicing ability because EBITDA measures assist in comparing performance on a consistent basis without regard to depreciation or amortization, which can vary significantly depending upon accounting methods and non-operating factors (such as historical cost). EBITDA is also a widely-accepted financial indicator of a company’s ability to incur and service indebtedness.

EBITDA should not be considered an alternative to (a) income from operations or net income (loss) as a measure of operating performance; (b) cash flows provided by operating, investing and financing activities (as determined in accordance with GAAP) as a measure of the company’s ability to meet its cash needs; or (c) any other indicator of performance or liquidity that has been determined in accordance with GAAP.

The company defines adjusted EBITDA, adjusted EBIT, EBITDA margin, adjusted EBITDA margin, adjusted net income, adjusted operating income, adjusted operating income by segment, adjusted EBIT by segment, adjusted EPS, adjusted income tax expense, adjusted selling, distribution and administrative expenses (SD&A), respectively, excluding the impact of asset impairment charges, Project Centennial consulting costs, lease terminations and legal settlements, acquisition-related costs, and pension plan settlements. Adjusted income tax expense also excludes the impact of tax reform. The company believes that these measures, when considered together with its GAAP financial results, provides management and investors with a more complete understanding of its business operating results, including underlying trends, by excluding the effects of certain charges.

Net debt to EBITDA is used as a measure of financial leverage employed by the company. Gross margin excluding depreciation and amortization is used as a performance measure to provide additional transparent information regarding our results of operations on a consolidated and segment basis. Changes in depreciation and amortization are separately discussed and include depreciation and amortization for materials, supplies, labor and other production costs and operating activities.

Presentation of gross margin includes depreciation and amortization in the materials, supplies, labor and other production costs according to GAAP. Our method of presenting gross margin excludes the depreciation and amortization components, as discussed above.

The reconciliations attached provide reconciliations of the non-GAAP measures used in this presentation or release to the most comparable GAAP financial measure.

Flowers Foods, Inc.

Consolidated Statement of Operations

(000’s omitted, except per share data)

	For the 12 Week Period Ended	For the 12 Week Period Ended	For the 52 Week Period Ended	For the 52 Week Period Ended
	December 29, 2018	December 30, 2017	December 29, 2018	December 30, 2017
Sales	$880,667	$873,623	$3,951,852	$3,920,733
Materials, supplies, labor and other production costs (exclusive of depreciation and amortization shown separately below)	467,155	456,895	2,066,828	2,009,473
Selling, distribution and administrative expenses	339,377	334,581	1,507,256	1,510,015
Gain on divestiture	—	—	—	(28,875)
Loss on inferior ingredients	1,219	—	3,212	—
Restructuring and related impairment charges	7,210	3,581	9,767	104,130
Impairment of assets	3,516	—	5,999	—
Multi-employer pension plan withdrawal costs	—	—	2,322	18,268
Depreciation and amortization expense	32,175	32,431	144,124	146,719

Income from operations	30,015	46,135	212,344	161,003
Other pension cost (benefit)	675	(1,871)	(529)	(6,558)
Pension plan settlement loss	1,148	1,619	7,781	4,649
Interest expense, net	1,717	2,563	7,931	13,619

Income before income taxes	26,475	43,824	197,161	149,293
Income tax expense (benefit)	5,634	(34,709)	40,001	(827)

Net income	$20,841	$78,533	$157,160	$150,120

Net income per diluted common share	$0.10	$0.37	$0.74	$0.71

Diluted weighted average shares outstanding	211,800	211,049	211,632	210,435

Flowers Foods, Inc.

Segment Reporting

(000’s omitted)

	For the 12 Week Period Ended	For the 12 Week Period Ended	For the 52 Week Period Ended	For the 52 Week Period Ended
	December 29, 2018	December 30, 2017	December 29, 2018	December 30, 2017
Sales:
Direct-Store-Delivery	$747,684	$738,556	$3,340,047	$3,318,563
Warehouse Delivery	132,983	135,067	611,805	602,170

	$880,667	$873,623	$3,951,852	$3,920,733

Gain on divestiture:
Warehouse Delivery	$—	$—	$—	$(28,875)

	$—	$—	$—	$(28,875)

Loss on inferior ingredients
Direct-Store-Delivery	$757	$—	$1,655	$—
Warehouse Delivery	462	—	1,557	—

	$1,219	$—	$3,212	$—

Restructuring and impairment related charges:
Direct-Store-Delivery	$5,934	$3,401	$8,121	$80,026
Warehouse Delivery	1,143	31	1,394	20,122
Unallocated Corporate	133	149	252	3,982

	$7,210	$3,581	$9,767	$104,130

Impairment of assets:
Direct-Store-Delivery	$—	$—	$2,483	$—
Unallocated Corporate	3,516	—	3,516	—

	$3,516	$—	$5,999	$—

Multi-employer pension plan withdrawal costs:
Direct-Store-Delivery	$—	$—	$2,322	$18,268

	$—	$—	$2,322	$18,268

Depreciation and amortization expense:
Direct-Store-Delivery	$27,027	$27,782	$122,300	$126,485
Warehouse Delivery	5,081	4,801	21,524	20,642
Unallocated Corporate	67	(152)	300	(408)

	$32,175	$32,431	$144,124	$146,719

EBIT income (loss):
Direct-Store-Delivery	$41,785	$55,851	$239,510	$202,239
Warehouse Delivery	6,083	7,536	37,646	54,738
Unallocated Corporate	(17,853)	(17,252)	(64,812)	(95,974)

	$30,015	$46,135	$212,344	$161,003

EBITDA income (loss):
Direct-Store-Delivery	$68,909	$83,732	$362,230	$329,154
Warehouse Delivery	11,164	12,337	59,170	75,380
Unallocated Corporate	(19,706)	(17,251)	(72,184)	(94,903)

	$60,367	$78,818	$349,216	$309,631

Flowers Foods, Inc.

Condensed Consolidated Balance Sheet

(000’s omitted)

December 29, 2018
Assets
Cash and Cash Equivalents	$25,306
Other Current Assets	492,073
Property, Plant & Equipment, net	743,847
Distributor Notes Receivable (includes $26,345 current portion)	230,470
Other Assets	13,533
Cost in Excess of Net Tangible Assets, net	1,340,308

Total Assets	$2,845,537

Liabilities and Stockholders’ Equity
Current Liabilities	$389,443
Long-term Debt and Capital Leases (includes $10,896 current portion)	1,001,536
Other Liabilities	196,291
Stockholders’ Equity	1,258,267

Total Liabilities and Stockholders’ Equity	$2,845,537

Flowers Foods, Inc.

Condensed Consolidated Statement of Cash Flows

(000’s omitted)

	For the 12 Week Period Ended	For the 12 Week Period Ended	For the 52 Week Period Ended	For the 52 Week Period Ended
	December 29, 2018	December 30, 2017	December 29, 2018	December 30, 2017
Cash flows from operating activities:
Net income	$20,841	$78,533	$157,160	$150,120
Adjustments to reconcile net income to net cash from operating activities:
Total non-cash adjustments	48,182	(7,040)	198,160	143,111
Changes in assets and liabilities and pension contributions	(5,189)	1,870	(59,427)	4,158

Net cash provided by operating activities	63,834	73,363	295,893	297,389

Cash flows from investing activities:
Purchase of property, plant and equipment	(24,430)	(24,019)	(99,422)	(75,232)
Acquisition of assets, net of cash acquired	(200,174)	—	(200,174)	—
Divestiture of assets	—	—	—	41,230
Proceeds from sale of property, plant and equipment	547	2,241	1,913	3,935
Other	(4,336)	(813)	(4,122)	(5,328)

Net cash disbursed for investing activities	(228,393)	(22,591)	(301,805)	(35,395)

Cash flows from financing activities:
Dividends paid	(37,967)	(35,775)	(150,214)	(140,982)
Exercise of stock options	—	10,017	791	19,313
Stock repurchases	—	—	(2,489)	(2,671)
Net change in debt borrowings	177,000	(22,750)	173,250	(124,000)
Other	1,105	(4,209)	4,751	(14,935)

Net cash provided by (disbursed for) financing activities	140,138	(52,717)	26,089	(263,275)

Net increase (decrease) in cash and cash equivalents	(24,421)	(1,945)	20,177	(1,281)
Cash and cash equivalents at beginning of period	49,727	7,074	5,129	6,410

Cash and cash equivalents at end of period	$25,306	$5,129	$25,306	$5,129

Flowers Foods, Inc.

Reconciliation of GAAP to Non-GAAP Measures

(000’s omitted, except per share data)

	Reconciliation of Earnings per Share to Adjusted Earnings per Share
	For the 12 Week Period Ended	For the 12 Week Period Ended	For the 52 Week Period Ended	For the 52 Week Period Ended
	December 29, 2018	December 30, 2017	December 29, 2018	December 30, 2017
Net income per diluted common share	$0.10	$0.37	$0.74	$0.71
Gain on divestiture	—	—	—	(0.09)
Loss on inferior ingredients	NM	—	0.01	—
Restructuring and related impairment charges	0.03	0.01	0.03	0.30
Project Centennial consulting costs	NM	0.02	0.03	0.11
Impairment of assets	0.01	—	0.01	—
Legal settlements and lease terminations	NM	NM	0.08	0.02
Acquisition-related costs	0.02	—	0.02	—
Pension plan settlement loss	NM	NM	0.03	0.01
Multi-employer pension plan withdrawal costs	—	—	0.01	0.05
Tax reform benefit/Windfall tax benefit	—	(0.24)	(0.03)	(0.24)

Adjusted net income per diluted common share	$0.16	$0.17	$0.94	$0.89

NM - not meaningful.
Certain amounts may not add due to rounding.

	Reconciliation of Gross Margin
	For the 12 Week Period Ended	For the 12 Week Period Ended	For the 52 Week Period Ended	For the 52 Week Period Ended
	December 29, 2018	December 30, 2017	December 29, 2018	December 30, 2017
Sales	$880,667	$873,623	$3,951,852	$3,920,733
Materials, supplies, labor and other production costs (exclusive of depreciation and amortization)	467,155	456,895	2,066,828	2,009,473

Gross Margin excluding depreciation and amortization	413,512	416,728	1,885,024	1,911,260
Less depreciation and amortization for production activities	18,799	19,586	81,597	86,755

Gross Margin	$394,713	$397,142	$1,803,427	$1,824,505

Depreciation and amortization for production activities	$18,799	$19,586	$81,597	$86,755
Depreciation and amortization for selling, distribution and administrative activities	13,376	12,845	62,527	59,964

Total depreciation and amortization	$32,175	$32,431	$144,124	$146,719

	Reconciliation of Net Income to Adjusted EBIT and Adjusted EBITDA
	For the 12 Week Period Ended	For the 12 Week Period Ended	For the 52 Week Period Ended	For the 52 Week Period Ended
	December 29, 2018	December 30, 2017	December 29, 2018	December 30, 2017
Net income	$20,841	$78,533	$157,160	$150,120
Income tax expense (benefit)	5,634	(34,709)	40,001	(827)
Interest expense, net	1,717	2,563	7,931	13,619
Other pension cost (benefit)	675	(1,871)	(529)	(6,558)
Pension plan settlement loss	1,148	1,619	7,781	4,649

Earnings before interest and income taxes	30,015	46,135	212,344	161,003
Gain on divestiture	—	—	—	(28,875)
Loss on inferior ingredients	1,219	—	3,212	—
Restructuring and related impairment charges	7,210	3,581	9,767	104,130
Project Centennial consulting costs	347	5,461	9,723	37,306
Impairment of assets	3,516	—	3,516	—
Legal settlements and lease terminations	(164)	1,475	21,452	6,543
Acquisition-related costs	4,476	—	4,476	—
Multi-employer pension plan withdrawal costs	—	—	2,322	18,268

Adjusted EBIT	46,619	56,652	266,812	298,375
Other pension cost (benefit)	(675)	1,871	529	6,558
Depreciation and amortization	32,175	32,431	144,124	146,719
Lease termination depreciation impact	—	—	—	(1,844)

Adjusted EBITDA	$78,119	$90,954	$411,465	$449,808

Sales	$880,667	$873,623	$3,951,852	$3,920,733
Adjusted EBITDA margin	8.9%	10.4%	10.4%	11.5%

	Reconciliation of Income Tax Expense (Benefit) to Adjusted Income Tax Expense
	For the 12 Week Period Ended	For the 12 Week Period Ended	For the 52 Week Period Ended	For the 52 Week Period Ended
	December 29, 2018	December 30, 2017	December 29, 2018	December 30, 2017
Income tax expense (benefit)	$5,634	$(34,709)	$40,001	$(827)
Tax impact of:
Gain on divestiture	—	—	—	(11,117)
Loss on inferior ingredients	308	—	811	—
Restructuring and related impairment charges	1,821	1,379	2,466	40,090
Project Centennial consulting costs	88	2,103	2,455	14,363
Impairment of assets	888	—	888	—
Legal settlements and lease terminations	(41)	568	5,417	2,520
Acquisition-related costs	1,130	—	1,130	—
Pension plan settlement loss	290	623	1,965	1,790
Multi-employer pension plan withdrawal costs	—	—	586	7,033
Tax reform benefit/Windfall tax benefit	—	50,242	5,575	50,242

Adjusted income tax expense	$10,118	$20,206	$61,294	$104,094

	Reconciliation of Net Income to Adjusted Net Income
	For the 12 Week Period Ended	For the 12 Week Period Ended	For the 52 Week Period Ended	For the 52 Week Period Ended
	December 29, 2018	December 30, 2017	December 29, 2018	December 30, 2017
Net income	$20,841	$78,533	$157,160	$150,120
Gain on divestiture	—	—	—	(17,758)
Loss (recovery) on inferior ingredients	911	—	2,401	—
Restructuring and related impairment charges	5,389	2,202	7,301	64,040
Project Centennial consulting costs	259	3,358	7,268	22,943
Impairment of assets	2,628	—	2,628	—
Legal settlements and lease terminations	(123)	907	16,035	4,023
Acquisition-related costs	3,346	—	3,346	—
Pension plan settlement loss	858	996	5,816	2,859
Multi-employer pension plan withdrawal costs	—	—	1,736	11,235
Tax reform benefit/Windfall tax benefit	—	(50,242)	(5,575)	(50,242)

Adjusted net income	$34,109	$35,754	$198,116	$187,220

	Reconciliation of EBIT to Adjusted EBIT and Adjusted EBITDA - DSD
	For the 12 Week Period Ended	For the 12 Week Period Ended	For the 52 Week Period Ended	For the 52 Week Period Ended
	December 29, 2018	December 30, 2017	December 29, 2018	December 30, 2017
Earnings before interest and income taxes	$41,785	$55,851	$239,510	$202,239
Loss (recovery) on inferior ingredients	757	—	1,655	—
Restructuring and related impairment charges	5,934	3,401	8,121	80,026
Legal settlements and lease terminations	(164)	1,475	20,358	6,543
Multi-employer pension plan withdrawal costs	—	—	2,322	18,268

Adjusted EBIT	48,312	60,727	271,966	307,076
Depreciation and amortization	27,027	27,782	122,300	126,485
Depreciation on lease terminations	—	—	—	(1,844)
Other pension cost (benefit)	97	99	420	430

Adjusted EBITDA	$75,436	$88,608	$394,686	$432,147

Sales	$747,684	$738,556	$3,340,047	$3,318,563
Adjusted EBITDA margin	10.1%	12.0%	11.8%	13.0%

	Reconciliation of EBIT to Adjusted EBIT and Adjusted EBITDA - Warehouse Delivery
	For the 12 Week Period Ended	For the 12 Week Period Ended	For the 52 Week Period Ended	For the 52 Week Period Ended
	December 29, 2018	December 30, 2017	December 29, 2018	December 30, 2017
Earnings before interest and income taxes	$6,083	$7,536	$37,646	$54,738
Gain on divestiture	—	—	—	(28,875)
Loss on inferior ingredients	462	—	1,557	—
Legal settlements and lease terminations	—	—	1,094	—
Restructuring and related impairment charges	1,143	31	1,394	20,122

Adjusted EBIT	7,688	7,567	41,691	45,985
Depreciation and amortization	5,081	4,801	21,524	20,642

Adjusted EBITDA	$12,769	$12,368	$63,215	$66,627

Sales	$132,983	$135,067	$611,805	$602,170
Adjusted EBITDA margin	9.6%	9.2%	10.3%	11.1%

	Reconciliation of EBIT to Adjusted EBIT and Adjusted EBITDA - Corporate
	For the 12 Week Period Ended	For the 12 Week Period Ended	For the 52 Week Period Ended	For the 52 Week Period Ended
	December 29, 2018	December 30, 2017	December 29, 2018	December 30, 2017
Earnings before interest and income taxes	$(17,853)	$(17,252)	$(64,812)	$(95,974)
Restructuring and related impairment charges	133	149	252	3,982
Project Centennial consulting costs	347	5,461	9,723	37,306
Impairment of assets	3,516	—	3,516	—
Acquisition-related costs	4,476	—	4,476	—

Adjusted EBIT	(9,381)	(11,642)	(46,845)	(54,686)
Depreciation and amortization	67	(152)	300	(408)
Other pension cost (benefit)	(772)	1,772	109	6,128

Adjusted EBITDA	$(10,086)	$(10,022)	$(46,436)	$(48,966)

Flowers Foods, Inc.

Sales Bridge

For the 12 Week Period Ended December 29, 2018	Volume	Net Price/Mix	Divestiture	Total Sales Change
Direct-Store-Delivery	-0.8%	2.0%	0.0%	1.2%
Warehouse Delivery	-4.6%	3.1%	0.0%	-1.5%
Total Flowers Foods	-1.8%	2.6%	0.0%	0.8%

For the 52 Week Period Ended December 29, 2018	Volume	Net Price/Mix	Divestiture	Total Sales Change
Direct-Store-Delivery	-1.8%	2.4%	0.0%	0.6%
Warehouse Delivery	1.4%	0.3%	-0.1%	1.6%
Total Flowers Foods	-1.0%	1.8%	0.0%	0.8%